UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 14, 2013 (January 17, 2013)

Intellicell Biosciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54729	91-1966948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

460 Park Avenue, 17th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 576-8700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2013, the board of directors of Intellicell Biosciences, Inc. (the “Company”) appointed Leonard Mazur as interim chief operating officer of the Company, effective immediately.  Mr. Mazur does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  There is no understanding or arrangement between Mr. Mazur and any other person pursuant to which Mr. Mazur was selected as an executive officer.  There are no transactions in which Mr. Mazur has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Mazur has not entered into any material plan, contract or arrangement in connection with his appointment as an executive officer. Mr. Mazur has been a director of the Company since June 3, 2011.

Mr. Mazur has been a member of our Board of Directors since June 3, 2011.  Since January 2008, Mr. Mazur has served as co-founder and Vice Chairman of Akrimax Pharmaceuticals, LLC, a privately held pharmaceutical company specializing in producing cardiovascular and general pharmaceutical drugs.  Between January 2005 to May 2012, he served as Co-Founder and Chief Operating Officer of Triax Pharmaceuticals LLC, a specialty pharmaceutical company producing prescription dermatological drugs. Prior to joining Triax, he was the founder and, from 1995 to 2005, Chief Executive Officer of Genesis Pharmaceutical, Inc., a dermatological products company that marketed its products through dermatologists’ offices. In addition, Mr. Mazur has extensive sales, marketing and business development experience from his tenures at Medicis Pharmaceutical Corporation,as executive vice president, ICN Pharmaceuticals, Inc.. Knoll Pharma (a division of BASF), and Cooper Laboratories, Inc. Mr. Mazur is a member of the Board of Trustees of Manor and is a recipient of the Ellis Island Medal of Honor.

Item 8.01	Other Events

Executive Management

In light of the Company receiving notice from FINRA that it is now quoted on the Over-the-Counter Bulletin Board and of the allowance from the US Patent Office (“USPTO”) for U.S. Patent Application No. 13/323,030 (as more fully described below), Dr. Steven Victor, Chairman and CEO of Company, has initiated the plan to fortify the executive team to meet the challenges of building the best-of-breed regenerative medicine company and assuring that the Company make optimal use of the independent members of its Board of Directors. In addition to the previous appointments of experienced and independent public company directors, the Company has created three committees with approved charters: the Audit Committee chaired by Michael Hershman; the Compensation Committee chaired by Leonard Mazur; and, the Nominating and Governance Committee chaired by Myron Holubiak. Dr. Victor has asked the Nominating and Governance Committee to initiate a search for senior management with public company experience in the biotechnology field. Dr. Victor and the Board of Directors have also asked Mr. Mazur to serve as the interim Chief Operating Officer. Dr. Victor and Mr. Mazur will work with the Chairman of the Audit Committee to have all material financial decisions reviewed and approved by the Audit Committee. The Company expects to have all key management positions filled in the next 4 to 6 months.

USPTO Approval

On January 17, 2013, the Company received a notification from the USPTO for the Notice of Allowance for U.S. Patent Application No. 13/323,030 for the Invention "Ultrasonic Cavitation Derived Stromal Vascular Fraction and Cells Derived therefrom obtained from Adipose Tissue and Use Thereof.”

A copy of the press release announcing the Notice of Allowance is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

99.1 Press Release of Intellicell Biosciences, Inc. dated January 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Date: February 19, 2013	By:	/s/ Dr. Steven Victor
Dr. Steven Victor
Chief Executive Officer

3